EXHIBIT 23.2


                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944




Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Re: Garner Investments, Inc.
      Commission File # 000-26317

Gentlemen:

We have read and agree with the comments, regarding our firm in Item 4.01 of the Form 8-K of Garner Investments, Inc., dated November 2, 2010.




                                    /s/ Ronald R. Chadwick
                                        ---------------------------------------
                                        Ronald R. Chadwick
                                        Aurora, Colorado